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                            EXCHANGE AGENT AGREEMENT

                                                        Date: August 11, 2003

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Ladies and Gentlemen:

In connection with the merger ("Merger") of MCE Acquisition Corporation, a Michigan Corporation ("Sub") and wholly-owned subsidiary of Aeroflex Incorporated, a Delaware Corporation ("PARENT"), with MCE Technologies, Inc. a Michigan Corporation ("TARGET") pursuant to the Agreement and Plan of Merger dated as of June 27, 2003, (the "Merger Agreement"), a copy of which has been previously delivered to you, at the effective time of the Merger ("Effective Time"), each issued and outstanding share of Common Stock, no par value, of TARGET ("TARGET Common Stock") will be converted into the right to receive .2265 shares of Common Stock, par value $.10 per share, of PARENT ("PARENT Common Stock"), subject to adjustment, based on a formula outlined in the Merger Agreement. You will be notified of the actual exchange ratio and the Effective Time by no later than the first business day following the Effective Time.

TARGET has delivered or will deliver to you (i) a copy of the letter of transmittal ("Letter of Transmittal") to be sent to holders of record of shares of TARGET Common Stock ("TARGET Shareholders"), and holders of TARGET Common Stock Purchase Warrants ("TARGET Warrants" and such holders, "TARGET Warrantholders") (ii) copies of all other documents or materials, if any, to be forwarded to TARGET Shareholders and TARGET Warrantholders, (iii) a certified copy of resolutions adopted by the Board of Directors of TARGET authorizing the Merger, the appointment of an exchange agent and execution of an exchange agent agreement, (iv) a list showing the names and addresses of all TARGET Shareholders as of the Effective Time and the number of shares of TARGET Common Stock held by each TARGET Shareholder immediately prior to the Effective Time including the certificate detail relating thereto, (v) a list of certificates (including certificate numbers) representing shares of TARGET Common Stock that have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted and (vi) a list showing the names and addresses of all TARGET Warrantholders as of the Effective Time and the number of shares of TARGET Common Stock purchasable upon the exercise of such TARGET Warrantholder's TARGET Warrants (such lists being herein referred to as the ("Lists")).


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As soon as practicable after the Effective Time, the Exchange Agent (as defined below) will mail to each TARGET Shareholder and TARGET Warrantholder (a) a notice advising such holder of the effectiveness of the Merger and the applicable terms of the exchange effected thereby, (b) a Letter of Transmittal with instructions, (c) a self-addressed return envelope, (d) tax certification guidelines, and (e) any other material deemed appropriate by TARGET and PARENT.

This will confirm the appointment by TARGET, PARENT and Sub of American Stock Transfer & Trust Company as the exchange agent ("Exchange Agent") and, in that capacity, the authorization of the Exchange Agent to act as agent for the TARGET Shareholders and TARGET Warrantholders for the purpose of receiving the PARENT Common Stock to be issued in exchange for shares of TARGET Common Stock and transmitting the same to the TARGET Shareholders upon satisfaction of the conditions set forth herein. Your duties, liabilities and rights as Exchange Agent are as set forth herein and will be governed, in addition, by the applicable terms of the Merger Agreement.

In carrying out your duties as Exchange Agent, you are to act in accordance with the following:

1. Examination of Letters of Transmittal. You are to examine Letters of Transmittal, certificates representing shares of TARGET Common Stock, TARGET Warrants and other documents delivered or mailed to you by or for TARGET Shareholders and TARGET Warrantholders to ascertain, to the extent reasonably determined by you, whether:

         (a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

         (b) the certificates for shares of TARGET Common Stock appear to be properly surrendered and, if applicable, endorsed for transfer;

         (c)        the TARGET Warrants are originally executed;

         (d) the other documents, if any, used in exchange appear to be duly executed any properly completed and in the proper form; and

         (e) the certificates for shares of TARGET Common Stock are free of restrictions on transfer or stop orders except as set forth on the Lists.

In the event you ascertain that any Letter of Transmittal or other document has been improperly completed or executed, that any of the certificates for shares of TARGET Common Stock are not in proper form, that the TARGET Warrants are


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not originally executed or some other irregularity exists, you shall attempt to resolve promptly the irregularity and may use your best efforts to contact the appropriate TARGET Shareholder or TARGET Warrantholder by whatever means of communication you deem most expedient to correct the irregularity and, upon consultation with TARGET, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected, and the determination of any questions referred to TARGET or its counsel by you as to the validity, form and eligibility, as well as the proper completion of execution of the Letters of Transmittal and other documents, shall be final and binding, and you may rely thereon as provided in Section 11 hereof. Any costs of contacting TARGET Shareholders or TARGET Warrantholders for the purpose of correcting irregularities shall be incurred for the account of TARGET.

2. Exchange of Shares and Warrants. As soon as practicable after the Effective Time and after surrender to you of all certificates for shares of TARGET Common Stock registered to a particular record holder or holders (and only after surrender of all such certificates) and the return of a properly completed and signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the holder(s) in whose name such certificates were registered (or such other person as shall have been specified pursuant to the terms hereof) the whole number of shares of PARENT Common Stock issuable pursuant to the Merger Agreement, registered in the name of such holder(s).

         Until so surrendered, each certificate which immediately prior to the Effective Time represented outstanding shares of TARGET Common Stock shall, at and after the Effective Time, entitle the holder(s) thereof only to receive, upon surrender of it and all other identically registered certificates, the certificates representing shares of PARENT Common Stock and contemplated by the preceding paragraph.

         As soon as practicable after the Effective Time and after surrender to you of all Warrants in the name of a particular holder or holders (and only after surrender of all such TARGET Warrants) and the return of a properly completed and signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the holder(s) in whose name such TARGET Warrants were registered (or such other person as shall have been specified pursuant to the terms hereof) the whole number of shares of PARENT Common Stock issuable pursuant to the Merger Agreement, registered in the name of such holder(s).

         Until so surrendered, each TARGET Warrant which immediately prior to the Effective Time represented the right to acquire outstanding shares of TARGET Common Stock shall, at and after the Effective Time, entitle the


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         holder(s) thereof only to receive, upon surrender of it and all other TARGET Warrants, the certificates representing shares of PARENT Common Stock and contemplated above.

         No dividends or other distributions otherwise payable after the Effective Time to a holder of record of certificates representing shares of TARGET Common Stock shall be paid to such holder unless and until such holder shall have surrendered all certificates representing shares of TARGET Common Stock registered to such holder. The Exchange Agent shall place and hold any other distributions not paid to such holders pursuant to the requirements of the foregoing sentence and shall (subject to applicable escheat laws) pay such distributions of each holder of record entitled thereto after such holder shall have surrendered all certificates for shares of TARGET Common Stock registered to such holder. No interest shall be payable to such holders on distributions held by the Exchange Agent.

         If any certificates representing shares of PARENT Common Stock are to be issued in a name other than that in which the certificate for shares of TARGET Common Stock surrendered in exchange therefor is registered or that in which the TARGET Warrants are issued, it shall be a condition of the issuance or payment thereof that the certificate or TARGET Warrant so surrendered shall be properly endorsed or assigned, as the case may be, and otherwise in proper form for transfer and that the person requesting such exchange shall pay to you any transfer or other taxes required, or shall establish to your satisfaction that such tax has been paid or is not payable.

         Certificates to be delivered by mail shall be forwarded by first class mail under the Exchange Agent's blanket surety bond, which TARGET and PARENT understand protects TARGET and PARENT and the Exchange Agent from loss or liability arising by virtue of the non-receipt or non-delivery of such certificates. It is understood that the market value of the securities in any one shipment sent by first class mail will not be in excess of $250,000.00. In the event the market value shall exceed $250,000.00, the envelope shall be mailed by registered mail and shall be insured separately for the replacement value of its contents at the time of mailing.

3. Lost Stolen or Destroyed Certificates and Warrants. In the event that any TARGET Shareholder claims that any certificate representing shares of TARGET Common Stock is lost, stolen or destroyed, the Exchange Agent shall mail to such Shareholder an affidavit of loss and the requirements for an indemnity bond. In the event that any TARGET Warrantholder claims that any TARGET Warrant representing the right to acquire shares of TARGET Common Stock is lost, stolen or destroyed, the Exchange Agent


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         shall mail to such Shareholder an affidavit of loss and the requirements for an indemnity bond. The Exchange Agent shall make the distribution of certificates representing shares of PARENT Common Stock only upon receipt of a properly completed affidavit of loss and the requirements for an indemnity bond.

4. Reports. The Exchange Agent shall furnish, until otherwise notified, monthly, or more frequently if requested by TARGET or PARENT, reports to TARGET and PARENT showing:

         (a) number of shares of TARGET Common Stock and number of TARGET Warrants surrendered and number of full shares issued in exchange therefor (previous, herewith and total); and

         (b)        fractional shares adjusted (previous, herewith and total).

5. IRS Filings. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing tax identification numbers, and shall file any appropriate reports with the Internal Revenue Service ("IRS") (e.g., 1099, 1099B, etc.) You may be required to deduct 28% from cash paid in lieu of fractional shares to holders who have not supplied their correct taxpayer identification number or required certification. Such funds will be turned over to the IRS by you.

6. Restricted Certificates of PARENT Common Stock. Each of the persons listed on Schedule A hereto may be deemed on "affiliate" of TARGET within the meaning of Rule 145 under the Securities Act of 1933, as amended, and applicable rules and regulations promulgated by the Securities and Exchange Commission.

         You are hereby authorized and instructed to place on each of the certificates representing shares of PARENT Common Stock issued to each of the aforesaid persons in exchange for the shares of TARGET Common Stock held by them a legend reading in its entirety as follows:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 under the United States Securities Act of 1933 applies. The shares represented by this certificate may only be transferred pursuant to the provisions of such Rule."

         Save as provided above, all certificates in respect of shares of PARENT common stock issued in exchange of shares or Warrants of TARGET, shall be without legend notwithstanding the fact that certificates in respect of TARGET shares submitted for exchange may bear a legend.


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7.       Copies of Documents. You shall take such action at TARGET's expense as may from time to time be reasonably requested by TARGET to furnish copies of the Letter of Transmittal to persons designated by TARGET.

8. Receipt or Disposal. Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to you by TARGET Shareholders and TARGET Warrantholders shall be preserved in terms of applicable laws.

9. Maintenance of Records. You will keep and maintain complete and accurate ledgers showing all shares exchanged by you and payments made by you. You are authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by TARGET or PARENT in any manner reasonably requested by any of them in connection with the Merger and share exchange pursuant thereto.

10. Delivery of Surrendered Shares of TARGET Common Stock. All certificates for shares of TARGET Common Stock and all TARGET Warrants surrendered to you shall be retained by you as required by S.E.C. regulations.

11.      Exchange Agents Duties and Obligations. As Exchange Agent, you:

         (a) will have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by you, PARENT and TARGET;

         (b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any certificates for shares of TARGET Common Stock surrendered to you or the shares of TARGET Common Stock represented thereby; will not be required or requested to make any representations as to the validity or genuineness of any certificates for shares of PARENT Common Stock or shares of PARENT Common Stock represented thereby; and will not be responsible in any manner whatsoever for the correctness of the statements made herein or in the Merger Agreement or in any document furnished to you by TARGET or PARENT;

         (c) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any TARGET Warrants surrendered to you;

         (d) will not be obligated to institute or defend any action, suit or legal proceeding in connection with the Merger, or your duties hereunder,


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                    or take any other action which might in your judgment
                    involve, or result in, expense or liability to you, unless TARGET or PARENT shall first furnish you an indemnity satisfactory to you;

         (e) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice letter, telegram or other document delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

         (f) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by, TARGET or PARENT with respect to any matter relating to your actions as Exchange Agent;

         (g) may consult with counsel satisfactory to you (including counsel for TARGET or PARENT), and the written advice or opinion of such counsel shall be full and complete authorization and protection in the respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel; and

         (h) may retain an agent or agents of your choice to assist you in performing your duties and obligations hereunder, at your cost and without relieving you of any liability hereunder.

12. Termination of Exchange Agent's Duties and Obligations. This Agreement shall terminate upon demand by TARGET or PARENT at which time all undistributed certificates representing shares of PARENT Common Stock and any dividends and distributions in respect of PARENT Common Stock shall be delivered by the Exchange Agent to PARENT. The provisions of Sections 13 and 14 below shall survive the termination of this Agreement.

13. Indemnification of Exchange Agent. TARGET and PARENT hereby jointly and severally covenant and agree to reimburse, indemnify and hold you harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered without any negligence, bad faith or willful misconduct on your part, arising out of or incident to this Agreement or the administration of your duties hereunder, or arising out of or incident to your compliance with instructions set forth herein or with any instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as Exchange Agent, including any claim against you by any tendering TARGET Shareholder or TARGET Warrantholder, which covenant and agreement shall survive the termination hereof. You hereby represent that you will notify TARGET and PARENT by letter, or facsimile confirmed by letter, of any receipt by you of a written assertion of a claim against


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         you, or any action commenced against you, within ten (10) business days after your receipt of written notice of such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of any such assertion. However, your failure to so notify TARGET and PARENT shall not operate in any manner whatsoever to relieve TARGET and PARENT from any liability which they may have on account of this Section 13 if no prejudice occurs. At their election, TARGET and PARENT may assume the conduct of your defense in any such action or claim at their sole cost and expense. In the event that TARGET and PARENT elect to assume the defense of any such action or claim and confirm to you in writing that the indemnity provided for in this Section 13 applies to such action or claim, TARGET and PARENT shall not be liable for the fees and expenses of any counsel thereafter retained by you.

14. Compensation and Expenses. For services rendered as Exchange Agent hereunder, your fees are approved as set forth in the schedule attached to this Agreement.

15. Notices. Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless hand delivered or sent by certified mail, return receipt requested. Notice to you shall be sent or delivered to your above-noted address or such other addresses as you shall hereafter designate in writing in accordance herewith. Notice to TARGET and PARENT shall be sent or delivered to:

         To Target:        MCE Technologies, Inc.
                           310 Dino Drive
                           Ann Arbor, Michigan 48103
                           Attention:  John Smucker


         To Parent:        Aeroflex Incorporated
                           35 South Service Road
                           Plainview, New York 11803
                           Attention:  Michael Gorin

16.      Intentionally omitted.

17. Governing Law; Binding Upon Successors and Assigns. This Agreement shall be constructed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof respecting conflicts of laws, and shall inure to the benefit of, and the obligations created


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         hereby shall be binding upon, the successors and assigns of the parties hereto.

                  Executed this 11th day of August, 2003

                                              MCE Technologies, Inc.



                                              By: /s/ John L. Smucker
                                                 --------------------
                                              Name:  John L. Smucker
                                              Title: President



                                              Aeroflex Incorporated

                                              By: /s/ Michael Gorin
                                                  -------------------
                                              Name:  Michael Gorin
                                              Title: President

Agreed To and Accepted:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Herbert Lemmer
    --------------------------
Name:   Herbert Lemmer
    --------------------------
Title:  Vice President
    --------------------------


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Schedule A


John L. Smucker
Smucker Family Ventures LLC
Ronald D. Brooks
Andrew J. Brooks
Michael J. Endres
E5 Limited Partnership
David R. Meuse
Timbertop Investments II, Limited Partnership
William H. Schecter
National City Capital Corporation
Great Lakes Capital Investments I, LLC
Kurt W. Brown
George I. Haddad
Geoffrey D. Smith
Jon E. Carlson
Bridget Carlson
Brian Carlson
Lisa Carlson




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Transfer Agent Fee

$7,500 plus reasonable out-of-pocket expenses